Registration No. __________

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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QUEST DIAGNOSTICS INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

16-1387862
(I.R.S. Employer
Identification No.)

500 Plaza Drive
Secaucus, New Jersey 07094
(Address of principal executive office)

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AMENDED AND RESTATED QUEST DIAGNOSTICS INCORPORATED
EMPLOYEE LONG-TERM INCENTIVE PLAN
(Full title of the Plan)

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William J. O’Shaughnessy, Jr.
Quest Diagnostics Incorporated
500 Plaza Drive
Secaucus, New Jersey 07094
(973) 520-2116

(Name, address, including zip code, and telephone
number, including area code, of agent for service)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

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Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
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Common Stock, Par Value $0.01	8,300,000 Shares	$102.50	$850,750,000	$110,428

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(1)
Represents the number of shares of Common Stock authorized for issuance pursuant to the Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers an indeterminate amount of additional shares of Common Stock that may be offered or delivered under the Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction. No additional registration fee is included for these shares.

(2)
Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices reported for the shares of Common Stock on the New York Stock Exchange on October 21, 2019.

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EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional 8,300,000 shares of common stock, $0.01 par value per share, of Quest Diagnostics Incorporated (the “Corporation”) issuable pursuant to the Plan. In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-162711) that the Registrant filed with the Securities and Exchange Commission on October 28, 2009, are hereby incorporated by reference and made part of this Registration Statement, except that Item 6 thereof is hereby restated as set forth in Item 6 of the Registration Statement on Form S-8 (File No. 333-207746) that the Registrant filed with the Securities and Exchange Commission on November 2, 2015, which Item is hereby incorporated by reference and made part of this Registration Statement.

Part II
Information Required in the Registration Statement

Item 8. Exhibits

Exhibit Number     Exhibit
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4.1
Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan (filed as an Exhibit to the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (Date of Report: July 24, 2019) and incorporated herein by reference) (Commission File Number 001-12215)

4.2
Restated Certificate of Incorporation (filed as an Exhibit to the Corporation's Quarterly Report on Form 10 Q for the quarter ended September 30, 2018 (Date of Report: October 24, 2018) and incorporated herein by reference) (Commission File Number 001-12215)

4.3
Amended and Restated By-Laws of the Company (filed as an Exhibit to the Corporation's current report on Form 8-K (Date of Report: May 17, 2019) and incorporated herein by reference) (Commission File Number 001-12215)

5.1*     Opinion of Shearman and Sterling, LLP

23.1*     Consent of Independent Registered Public Accounting Firm

24.1*     Power of Attorney (included on signature page)

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*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on October 24, 2019.

Quest Diagnostics Incorporated

By: /s/ Stephen H. Rusckowski Stephen H. Rusckowski
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 24, 2019 by the following persons in the capacities indicated.

POWER OF ATTORNEY
Each individual whose manual signature appears below constitutes and appoints Michael E. Prevoznik and William J. O'Shaughnessy, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Capacity
/s/ Stephen H. Rusckowski Stephen H. Rusckowski	Chairman, Chief Executive Officer and President
/s/ Mark J. Guinan Mark J. Guinan	Executive Vice President and Chief Financial Officer
/s/ Michael J. Deppe Michael J. Deppe	Vice President, Corporate Controller and Chief Accounting Officer
/s/ Vicky B. Gregg Vicky B. Gregg	Director
/s/ Timothy L. Main Timothy L. Main	Director
/s/ Denise M. Morrison Denise M. Morrison	Director
/s/ Gary M. Pfeiffer Gary M. Pfeiffer	Director
/s/ Timothy M. Ring Timothy M. Ring	Director
/s/ Helen I. Torley Helen I. Torley	Director
/s/ Daniel C. Stanzione Daniel C. Stanzione	Lead Independent Director
/s/ Gail R. Wilensky Gail R. Wilensky	Director